Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Mike Stornant

(616) 866-5728

WOLVERINE WORLDWIDE PROVIDES UPDATE ON FURTHER MEASURES TO ENHANCE CAPITAL STRUCTURE FOR INCREASED LIQUIDITY

ROCKFORD, Mich., May 11, 2020 – Wolverine World Wide, Inc. (NYSE: WWW) (the “Company”) today provided an update on actions it has taken to increase its liquidity and the flexibility of its capital structure, primarily through the amendment of its Senior Credit Facility, including $171 million in aggregate principal amount of incremental 364-day term loans and the sale of $300 million of 6.375% Senior Notes due 2025 (the “Notes”).

The Company implemented several measures earlier this year to prioritize liquidity, cash preservation, and asset management in response to the impact of the COVID-19 pandemic. These measures included drawing down the remainder of its revolving credit line, reducing planned inventory receipts, postponing certain capital expenditures, suspending further share repurchases, and reducing planned operating expenses by an estimated $100 million for the remainder of 2020. The Company continues to expect these cash preservation initiatives to exceed $500 million, positioning the Company to deliver $150 million to $200 million of operating cash flow in 2020.

The amendment to the Senior Credit Facility provides enhanced flexibility within the Company’s existing covenant requirements, while the sale of the Notes provides longer-term financing. The Company is using the net proceeds from the new incremental term loans and Notes offering primarily to repay borrowings under its revolving credit facility, adding borrowing capacity if needed for future operations.

“With these actions, the Company’s total liquidity, including cash and available borrowing on the revolver, increased to approximately $940 million, up from $483 million at the end of the first quarter of 2020,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “Our agile business model and lean fixed cost structure remain a key advantage in this environment, and our investment in eCommerce continues to drive accelerated, profitable growth in that channel. Given our anticipated strong positive operating cash flow in 2020 combined with increased liquidity from these recent actions, we are confident in the Company’s ability to navigate the current environment and take advantage of the opportunities that will emerge.”

This press release contains forward-looking statements, including statements regarding the Company’s cash preservation initiatives, operating cash flow in 2020 and use of proceeds of the incremental term loans and Notes offering. In addition, words such as "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company's distributors, suppliers, joint venture partners and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

ABOUT WOLVERINE WORLDWIDE

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates® and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

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